Exhibit 10(k)(2)
Second Amendment to
Richardson Electronics, Ltd.
Employees' Incentive Compensation Plan
Dated August 15, 1996

Article IV, Administration shall be amended by deleting the first two sentences of paragraph 4.1 and replacing it with the following:

"4.1 The Committee to administer the plan shall be appointed by the board and shall consist of no fewer than two members of the board. All members of the Committee shall be persons who are "Non-Employee Directors" as that term is defined by rule 16b-3 of the Securities and Exchange Commission as in effect and interpreted from time to time.